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EXHIBIT 10.1


                             C O N F I D E N T I A L



                        RESEARCH & DEVELOPMENT AGREEMENT



                                    Between:



                             Roche Diagnostics GmbH
                              Sandhofer Strasse 16
                                 68305 Mannheim
                           Federal Republic of Germany

                       (hereinafter referred to as "RDG")



                                       and



                             CombiMatrix Corporation
                           6500 Harbour Heights Pkwy.
                               Mukilteo, WA 98275
                                       USA

                       - hereinafter referred as to "CBMX"

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This Research & Development Agreement ("Agreement"), effective as of June 18,
2001 is made and entered into by and between RDG and CBMX. RDG and CBMX may be referred to herein individually as a "Party" and collectively as the "Parties."

RECITALS

WHEREAS

(1) CBMX and RDG are entering into a broad strategic collaboration in array technology comprising this Research & Development Agreement ("Agreement") and a License and Supply Agreement (the "License and Supply Agreement") all of which are independent and legally binding agreements and are signed and enter into effect on this 18th day of June 2001 ("Effective Date").

(2) CBMX has special competence in the field of microarray technology whereas RDG has technology and special knowledge in amplification and test development and both Parties have now agreed to enter into this Agreement and to regulate their mutual rights and obligations in the manner hereinafter appearing.


NOW THEREFORE in consideration of the foregoing and the covenants and promises contained herein, the Parties agree as follows:


1.       DEFINITIONS

1.1 Capitalised terms in this Agreement shall have the same meaning as in the License Agreement unless defined otherwise in this Agreement. The following terms shall have the following meaning:

         (1) "Agreement" shall mean this Research and Development Agreement and all Annexes hereto.

         (2) "Chiplettes" shall mean smaller (in size) biochips (with biochips being generally [*]) that have Content synthesized prior [*] and do not have [*].

         (3) "Development Program" shall mean the initial group of Projects attached to this Agreement as ANNEX 1 for the development of products under this Agreement, which Development Program may be amended from time to time by the Parties as set forth herein with advice and consultation of the Development Committee.


          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Research & Development Agreement, Combimatrix                      June 18, 2001

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         (4)      "Development Committee" shall mean a group of technical
                  representatives from RDG and CBMX responsible for managing the Development Program and for the joint management of the collaboration.

         (5) "Development Schedule" shall mean the time schedule for the Development Program attached to this Agreement as ANNEX 1 in a preliminary form.

         (6) "Miniarrays" shall mean smaller (in size) biochips (with biochips being generally [*]) that are [*] and each contain [*].

         (7) "Results" shall mean any and all results (including but not limited to inventions, data, Know-How, ideas and other expertise) developed within the scope of this Agreement, whether patentable or not.

         (8) "Specifications" shall mean the general specifications for the products of the Development Program preliminarily set forth on ANNEX 1 attached hereto.

         (9) "Wafer(s)" shall mean the generally circular silicon-based semiconductor product having the circuitry etched thereon and arranged for a plurality of Arrays, Blank Chips, Miniarrays or Chiplettes [*].


2.       OBLIGATIONS OF CBMX

2.1 EXPANSION. CBMX shall endeavour using commercially reasonable efforts, pursuant to the Development Program, Specifications and the Development Schedule, to improve upon and expand the Licensed Products and shall promptly, subject to the confidentiality requirements hereof, disclose to RDG any such improvements and developments that are important or material.

2.2 MODIFICATIONS. The Parties may further modify the Specifications, Development Plans and Development Schedules for the Products listed in Annex 1 based upon the advice and guidance of the Development Committee. However, both Parties must mutually agree to any such modifications. RDG and CBMX may both propose changes of and additions to the Specifications with the goal of improving performance and quality. The change notification procedures to be implemented in such updating of the Specifications shall be agreed upon by the Development Committee. The Parties agree that, except with respect to Project 4 in Annex 1, in the event of an inability to agree regarding an amendment to a particular Specification, CBMX shall ultimately make the decision giving due consideration to the reasonable concerns expressed by RDG, provided that any such amendment to the Specifications does not adversely affect physical or functional interchangeability or performance of any Project deliverable under Annex 1.


          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Research & Development Agreement, Combimatrix                      June 18, 2001

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3.       COLLABORATION STRUCTURE

3.1 EXCHANGE OF INFORMATION. The Parties hereto agree that the success of the mutual collaboration is dependent in part on mutual trust and on a regular exchange of information between both Parties. To this extent the Parties shall exchange regularly, depending on the progress made, experiences, information and all Results in appropriate written or oral form, preferably through the exchange of electronic files. The exchange of information relating to the Development Program shall be made to all members of the Development Committee.

3.2 COMMITTEE FORMATION. Upon execution of this Agreement by both Parties, the Development Committee shall be formed and shall consist of three (3) technical individuals from RDG and three (3) technical individuals from CBMX. The Development Committee shall be co-chaired by one representative from RDG and one representative from CBMX. The Development Committee shall manage, and if necessary and with the written approval of both Parties, amend the Development Program, the Specifications and the Development Schedule, subject to Section
2.2. The Development Committee shall meet at least twice per year in person alternating between Europe and the Seattle area and shall meet more frequently through other means (E.G., video conferencing, telephone conferencing, emails, etc.) as needed.

3.3 COMMUNICATIONS. All communications regarding between the Parties, other than communications among the Development Committee members, shall be directed to the persons set forth below:

              for RDG:                           RDG Diagnostics GmbH

                                                 Legal Department
                                                 Sandhofer Strasse 116
                                                 68305 Mannheim

                                                 Germany
                                                 Tel.: 0621-759
                                                 Fax: 0621-759

                                                 cc: Head of R&D

                                                 Nonnenwald 2, 82372 Penzberg,
                                                 Germany


              for CBMX:                          Combimatrix Corporation
                                                 6500 Harbour Heights Parkway
                                                 Mukilteo, WA 98275 US
                                                 Attn: General Counsel
                                                 Tel +425 493 2000
                                                 Fax + 425 493 2010


Research & Development Agreement, Combimatrix                      June 18, 2001

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3.4 DEVELOPMENT PROPOSAL. (a) Either Party may propose design changes, modifications, or improvements to the Licensed Products, or new products related to the Licensed Products that the Party wishes to develop under this Article 3. Any such proposal will be referred to as a "Development Proposal." The Party receiving the Development Proposal shall respond to the proposal within sixty
(60) days after receiving written notice of the Development Proposal. Neither Party shall be required to act on or implement any Development Proposal. RDG shall not make any change, modifications, improvements, or new products based on the Licensed Products or other CBMX products without the prior written consent of CBMX, which may be withheld in CBMX's sole discretion. In the event that the Parties elect to act jointly on a Development Proposal, they will enter into an addendum ("Project Addendum") that addresses intellectual property rights including patent rights and copyrights to changes, modifications, improvements, on a product and to new products arising out of a Project and that authorizes the Parties to enter into a project ("Project") to develop and commercialize the change, modification, or improvement to the Licensed Products or the new product to be developed. Any technology owned by CBMX, which CBMX discloses to RDG, remains the property of CBMX and cannot be used by RDG without CBMX's consent. .

Subject to the terms of the Agreements, all technical information, patent rights, copyrights, and other intellectual property owned by a Party and made available to the other Party under this Agreement, including any Project Addendum ("Disclosed Intellectual Property") shall be and remain the property of the Party who owns it. To the extent required for the Party who obtains Ownership Rights to exploit fully a Project Deliverable, that Party shall have a royalty free and perpetual license to use the Disclosed Intellectual Property, unless otherwise agreed in a Project Addendum. Any Disclosed Intellectual Property shall be subject to the confidentiality obligations of this Agreement, unless an exception to those obligations is applicable.


4.       CONSIDERATION FOR DEVELOPMENT EFFORTS

4.1 PAYMENTS In consideration of CBMX development efforts and the expanded license rights contemplated by this Agreement, RDG shall, commencing on July 31, 2001, make the payments according to the Development Schedule and the Development Plan and upon demonstrations of completion as contemplated by Annex 1.

4.2 PROJECTS If the deliverables contemplated by the Development Schedule and the Development Plan are completed early, then the corresponding payments from RDG shall be made within 45 days of such completion. RDG shall pay to CBMX a total of [*] over a period of five (5) years from the Effective Date herein. Projects 1, 2, and 3 described in Annex 1 shall represent a total of [*] of the total of [*]. The Development Committee shall be responsible for defining and managing additional Projects representing the remaining [*] designated by Project 4 on Annex I. The payments shall be made according to the Project Schedule attached hereto and as amended from time to time by the Parties.


          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Research & Development Agreement, Combimatrix                      June 18, 2001

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In the event of termination by RDG of the License and Supply Agreement under
Section 10.4 therein, all payments due for all scheduled projects under this Agreement that have been initiated as of the date of termination shall become immediately payable as of the date of termination.


5.       INTELLECTUAL PROPERTY

5.1 RESULTS Any and all Results developed under this Agreement whether patentable, patented or not and generated and owned partly or entirely by CBMX shall automatically be owned exclusively by CBMX and shall be included in the definitions of "Know How" and "Licensed Patents," as applicable, under the License and Supply Agreement.

5.2 PRODUCTS Miniarrays, Chiplettes, Desk Top Synthesizers or any other products developed under this Agreement shall automatically be included without further initial payments in the license grant under Section 2 of the License and Supply Agreement and shall otherwise be subject to all of the other terms and conditions of the License and Supply Agreement.


6.       CONFIDENTIALITY

CBMX and RDG shall each retain in confidence and not disclose to Third Parties Confidential Information obtained from the other under this Agreement. Receiving party will not utilize Confidential Information except for the express purposes of performing this Agreement. Both Parties shall be allowed to disclose Confidential Information if it is disclosed to:

         (i) Consultants and Affiliates of the receiving Party who have a genuine need to know in connection with the receiving Party's performance of this Agreement and are obligated to maintain it in confidence pursuant to written agreements; or

         (ii) A governmental agency or authority if necessary to obtain regulatory approval, reviews clearance, registration, or authorization in order to manufacture, develop, market or sell any of the Licensed Products, provided that the receiving Party or its may, without liability hereunder, disclose only that portion of the which legal counsel advises the receiving Party is legally required to be disclosed (and only to such persons as such counsel advises the receiving Party are legally required) and that the receiving Party exercise its best efforts to preserve the confidentiality of the Confidential Information, including, without limitation, by cooperating with the providing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information; or

         (iii) To patent authorities as reasonably may be required in a patent application filed by CBMX or RDG covering subject matter which is encompassed within this Agreement upon consent of the originator of the Confidential Information, which consent shall not be unreasonably withheld; or

         (iv) To other entities as may be required by law, regulation or judicial order, subject to the proviso in subparagraph (ii) above.


Research & Development Agreement, Combimatrix                      June 18, 2001

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                             C O N F I D E N T I A L
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Each Party acknowledges that the restrictions contained in this Paragraph are necessary and reasonable to protect the legitimate interests of the Parties. The provisions of this Paragraph shall survive the expiration or termination of this Agreement for a period of five (5) years. Notwithstanding any other provision of this Agreement, the receiving Party or its Affiliates will be permitted to disclose any Confidential Information if such disclosure:

         (a) Is in response to a valid order by a court or other governmental body having jurisdiction; or
         (b) Is otherwise required by law or by the requirements of any competent securities regulatory authority;

PROVIDED, HOWEVER, that the receiving Party will make every effort to inform the disclosing Party of the order, law or requirement such that the disclosing Party will have a reasonable opportunity to seek an appropriate protective order.


7.       PUBLICATIONS

In case of scientific publications that concern the Development Program, each Party agrees to take the other Party' s interests into account. Therefore, each Party will send the other Party a manuscript of any intended publication prior to its publication in order to give the other Party the opportunity to make comments and to make sure that any applications for intellectual property rights are not endangered by such publication. Each Party will send its comments within three weeks after receipt of the manuscript. Special agreements can be made for "abstracts" because of their urgency.


8.       TERM AND TERMINATION

8.1 TERM AND TERMINATION. This Agreement shall commence on the Effective Date and shall continue thereafter for five years from the Effective Date unless terminated in accordance with the clauses set forth herein. Either Party shall have the right to terminate this Agreement with immediate effect by notice in writing to the other Party, upon occurrence of any of the following events:

(a) If the other Party commits a material breach of any of the terms and conditions of this Agreement or the License and Supply Agreement and does not cure a material breach susceptible of being cured within a period of 60 (sixty) days after having been requested to do so by the non-defaulting Party period (provided, however, that nothing in this subsection shall prevent a Party from seeking immediate, injunctive relief where appropriate to protect proprietary information or such Party's proprietary or intellectual property rights); or

(b) if the other Party enters into liquidation whether compulsorily or voluntarily otherwise than for the purpose of amalgamation or reconstruction, or a petition in bankruptcy is filed by or against either Party in any competent court and the same is not dismissed within 120 days; or

(c) if the other Party is adjudicated bankrupt or insolvent or if the other ceases to do business, or otherwise terminates its business operations


Research & Development Agreement, Combimatrix                      June 18, 2001

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                             C O N F I D E N T I A L
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(d) if either Party terminates this Agreement in accordance with the terms of this Agreement.

(e) [*].


8.2 EFFECTS OF TERMINATION. Subject to this Section 8.2, upon any termination or expiration of this Agreement, the Parties' rights and obligations under this Agreement shall terminate and expire. Upon any termination or expiration of this Agreement, the rights and obligations of the Parties as set forth out in Paragraphs 5-11 of this Agreement and any accrued obligations under this Agreement at the date of such termination shall survive any termination as well as any other provision intended by their nature to survive termination of this Agreement.


9.       DISPUTE RESOLUTION

9.1 FIRST STAGE CONSULTATION. The Parties agree to first try in good faith to resolve and settle all disputes, controversies and differences which may arise between them in respect of this Agreement through mutual consultation among senior representatives of the Parties within thirty (30) days of a written settlement request of either Party.

9.2 ICC ARBITRATION. Any disputes arising out of or in connection with this Agreement, including any question regarding its existence, validity, breach, violation or termination, shall be exclusively and finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce effective January 1st 1998 in the then applicable form ("ICC Rules") by three arbitrators (the "Arbitral Tribunal") appointed in accordance with the said Rules. Any award granted by the Arbitral Tribunal shall be final, binding and enforceable against the Parties. The arbitration shall at all times be held in the English language, provided, however, that (i) a Party may submit documents in the German language and such submitted documents will only be translated into the English language if the Arbitral Tribunal or a Party so requests, and (ii) that the cost of translation of any such German language documents shall be at the sole expense of the Party submitting such documents. Any arbitration arising pursuant to this Agreement shall be held in New York, N.Y., and discovery shall only be admissible to the extent permitted under or not prohibited under Art. 20 of the ICC-Rules and agreed upon by the Parties who shall cooperate with one another at the outset of the proceeding to define the extent of discovery reasonably needed to complete the proceeding. The procedural law of the State of New York shall otherwise be applied to any proceedings held in connection with said arbitration. Judgment upon an award rendered by the Arbitrator shall be binding and may be entered in any court with appropriate jurisdiction, and the Parties consent to jurisdiction therein for the purpose of such enforcement. Notwithstanding anything to the contrary contained in this Agreement or elsewhere, each of the parties hereby acknowledges and expressly agrees that any breach by it of this Agreement,


          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Research & Development Agreement, Combimatrix                      June 18, 2001

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                             C O N F I D E N T I A L
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which does or may result in loss of confidentiality of the Confidential
Information, would cause irreparable harm to the other party for which money damages would not be an adequate remedy. Therefore, each of the Parties hereby agree, that in the event of any breach of this Agreement by it, the non-breaching Party will have the right to seek injunctive relief in a court of competent jurisdiction against continuing or further breach by the breaching Party, without the necessity of proof of actual damages, in addition to any other right which either Party may have under this Agreement, or otherwise in law or in equity.


10. APPLICABLE LAW. This Agreement shall be governed by and construed under the laws of the State of New York, and the United States without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods. In any action or proceeding to enforce rights under this Agreement, the prevailing Party shall be entitled to recover costs and attorneys' fees.

11.      MISCELLANEOUS.

11.1 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the Parties hereto concerning the subject matter hereof and supersedes all other agreements, arrangements and understandings, written or oral, concerning such subject matter between the Parties, including any existing confidentiality agreement between them and except for the accompanying License and Supply Agreement.

11.2 AMENDMENTS. Any modification of or amendment to this Agreement must be made in writing. The same applies to any agreement waiving this requirement.

11.3 WAIVERS. A failure or delay on the part of any Party hereto in exercising any power or right hereunder shall not operate as a waiver by such Party of any succeeding default by the other, nor shall any single or partial exercise of such right or power preclude any other or further exercise thereof or the exercise of any other right or power. A Party's consent to or waiver, express or implied, of the other Party's breach of its obligations hereunder shall not be deemed to be construed as a consent to or waiver of any other breach of the same or any other obligations of the other Party. A Party's failure to complain of any act, or failure to act, by the other Party, to declare the Party in default, to insist upon the strict performance of any obligation or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof, no matter how such failure continues, shall not constitute a waiver by such Party of its rights hereunder, of any such succeeding breach, or of any other obligation or condition. A Party's consent in any one instance shall not limit or waive the necessity to obtain such Party's consent in any future instance and in any event no consent or waiver shall be effective for any purpose hereunder unless such consent or waiver is in writing and signed by the Party granting such consent or waiver.

11.4 STATUS OF PARTIES. In its performance under this Agreement, each Party shall be an independent contractor and neither Party (nor any employee or agent thereof) shall be an agent or partner of the other Party. Neither party shall have the right to assume or create obligations on the others behalf, express or implied.


Research & Development Agreement, Combimatrix                      June 18, 2001

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11.5 HEADINGS. The headings of the various Paragraphs and Sections of this
Agreement are used solely for the convenience of the Parties, do not form part of this Agreement and are not intended to affect the interpretation or meaning of this Agreement or to define, limit, extend or describe its scope or intent.

11.6 THIRD PARTIES. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party except where otherwise expressly provided in this Agreement.

11.7 DATES. In computing any period of time pursuant to this Agreement, the day or date of the act, notice, event or default from which the designated period of time begins to run will not be included. The last day of the period so computed will be included, unless it is a Saturday or Sunday or other public holiday in either of the Parties countries of origin in which event the period runs until the end of the next day which is not a Saturday or Sunday or public holiday.

11.8 CONSTRUCTION. The Parties agree that each Party has reviewed this Agreement and that any rule of construction, to the effect of ambiguities, are to be resolved against the drafting Parties shall not apply to the interpretation of this Agreement.

11.9 ASSIGNMENT. This Agreement, and the License, rights and duties contained in this Agreement shall not be assigned by RDG to any party, except as part of a sale of RDG's business(es) pertaining to all of the Licensed Products and, in such event, only collectively and in their entirety. RDG shall give CBMX prior written notice of such assignment and obtain RDG's assignees' written agreement to abide by the terms of this Agreement and assume all of RDG's obligations under this Agreement. Upon such assignment, the term RDG as used in this Agreement shall thereafter mean the assignee of RDG. This Agreement and rights and duties contained in this Agreement shall not be assigned by CBMX to any party, except as part of a sale of CBMX's business(es) pertaining to all of the Licensed Products and, in such event, only collectively and in their entirety. CBMX shall give RDG prior written notice of such assignment and obtain CBMX's assignees' written agreement to abide by the terms of this Agreement and assume all of CBMX's obligations under this Agreement. Upon such assignment, the term CBMX as used in this Agreement shall thereafter mean the assignee of CBMX. Except as otherwise provided in this Agreement, neither Party will have the right to assign or transfer any of its rights or to delegate any of its duties under this Agreement without the prior written consent of the other Party. Any attempted assignment or transfer without such consent will be void and of no effect, and will automatically terminate all rights of the Party attempting such assignment or transfer under this Agreement.

11.10 SEVERABILITY. Should any provision of this Agreement be or become invalid or unenforceable, then the validity and enforceability of the remaining provisions shall thereby not be affected. The Parties of this Agreement are under the obligation to use good faith efforts to substitute, if possible, any invalid or unenforceable provision by a legally effective provision which comes as close as possible to the economic purpose of the invalid or unenforceable provision. The same applies to any amendment to this Agreement.

11.11 SURVIVORSHIP. The Agreement will be binding upon and will inure to the benefit of the Parties hereto and their respective successors and permitted assigns.


Research & Development Agreement, Combimatrix                      June 18, 2001

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11.12 OFFICIAL LANGUAGE. The official language of this Agreement is English.
Documents or notices not originally written in English will have no effect under this Agreement until they have been translated into English and the English translation will then be the controlling form of the document or notice.

11.13 INTERPRETATION. When a reference is made in this Agreement to Articles ors Sections, such reference will be to a Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement they will be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date appearing in the introductory paragraph of this Agreement.

11.14 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together will be considered one and the same agreement and will become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

11.15 FORCE MAJEURE. If the performance of any obligation under this Agreement (except payment of monies due) by either Party is prevented, restricted or interfered with by reason of casualty, accident, fire, strikes or labor disputes, inability to procure materials or components, power or supplies, war or other violence, any law, order, proclamation, regulation, ordinance, demand or requirement of any government agency or intergovernmental body, or any other act, circumstance or condition whatsoever beyond the reasonable control of such Party, the Party so affected, upon giving notice to the other Party, shall be excused from such performance to the extent of such prevention, restriction or interference.

11.16 LIMITATION OF LIABILITY. Notwithstanding anything to the contrary in this Agreement, in no event will either Party be liable for any indirect, punitive, special, incidental or consequential damage in connection with or related to this agreement (including loss of profits, use, data, or other economic advantage), howsoever arising, either out of breach of this agreement, including breach of warranty, or in tort, even if the other Party has been previously advised of the possibility of such damage.


Research & Development Agreement, Combimatrix                      June 18, 2001

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IN WITNESS WHEREOF the Parties hereto have signed this Agreement:



Mannheim, Germany                                       Mukilteo, Washington


ROCHE DIAGNOSTICS GMBH                                  COMBIMATRIX CORPORATION


By: _________________                                   By: ___________________
    Dr. Raehs                                               Gerald D. Knudson


i.V.


By: _________________                                   By: ___________________
    S. Willemsen                                            Edward M. Eadeh


Research & Development Agreement, Combimatrix                      June 18, 2001

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ANNEX 1


          DEVELOPMENT PROGRAM, SPECIFICATIONS AND DEVELOPMENT SCHEDULE


OVERVIEW

Three projects are outlined for completion over the next [*] months. Deliverables are defined relative to the initial start dates of the projects. Two Progress Payments are shown per project: one at the completion of the prototype phase and the other when the project is released.

         Project 1 - Miniarrays) [*]
         Project 2 - [*] Chiplettes from [*]
         Project 3 - Desktop Synthesizer with [*]
         Project 4 - To be determined by Development Committee [*]

PAYMENT PROCESS: At each deliverable outlined below, CBMX shall notify RDG of completion of the deliverable. Within thirty (30) days of such notice, either the Development Committee or other Party representatives shall either meet or participate at CMBX's offices, if appropriate, for a demonstration of completion according to the Development Program and the Specifications under Annex 1 of this Agreement as amended from time to time. Following such demonstration of completion RDG shall make the payment associated with the deliverable within thirty (30) days.. If through the fault of RDG no demonstration of completion could be demonstrated within sixty (60) days from CBMX notice of the completion of the deliverable despite good faith offer and opportunity provided by CBMX to perform such demonstration, RDG shall make the payments associated with such deliverable due at the end of such 60 days period.


PROJECT 1 - MINIARRAYS [*]

There are two components to this Project. The first is a modified Minicassette (that is, a Cassette modified to accommodate Miniarrays) to accommodate the [*] of a Miniarray. The second component is [*]. This Project 1 will begin within [*]following the Effective Date. The Miniarrays are designed to [*].

The first payment of [*] shall be made upon prototype demonstration. Prototype demonstration shall consist of presentation to RDG of a Minicassette containing [*]. It is anticipated that the prototype demonstration will be completed within [*] after initiation of Project 1, which shall be within [*] from the Effective Date.


          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Research & Development Agreement, Combimatrix                      June 18, 2001

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The second and final payment of [*] shall be made upon Project 1 completion.
Project completion shall mean a demonstration of a functional [*], and obtaining the expected results, upon [*], with a test sample corresponding to the test Content with positive, negative and null controls. It is anticipated that the Project completion will occur approximately [*] following Project initiation.

The anticipated preliminary specifications of the Miniarray (subject to change) are:

                                            [*]        [*]
                 Feature                    [*]        [*]

           [*]                              [*]        [*]
           [*]                              [*]        [*]
           [*]                              [*]        [*]
           [*]                              [*]        [*]
           [*]                              [*]        [*]
           [*]                              [*]        [*]
           [*]                              [*]        [*]


PROJECT [*] CHIPLETTES FROM [*]

A Chiplette is designed to [*]. This Project [*] will be initiated within [*] after the Effective Date. It is anticipated that Chiplettes will be [*]. Therefore the first progress payment of [*] shall be made upon delivery to RDG of a completed Chiplette wafer [*]. It is not anticipated that this initial wafer will be functional. It is anticipated that the first progress delivery will occur approximately [*] following Project [*] initiation.

Project [*] completion shall occur upon delivery to RDG of [*], and obtaining the expected results, upon [*], with a test sample corresponding to the test Content with positive, negative and null controls. It is anticipated that the Project [*] completion will occur approximately [*] following Project [*] initiation.

It is anticipated (subject to change) that the specification for Chiplettes are:

                                              [*]            [*]             [*]
                 Feature                      [*]            [*]             [*]

           [*]                                [*]            [*]             [*]
           [*]                                [*]            [*]             [*]
           [*]                                [*]            [*]             [*]
           [*]                                [*]            [*]             [*]
           [*]                                [*]            [*]             [*]
           [*]                                [*]            [*]             [*]


          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Research & Development Agreement, Combimatrix                      June 18, 2001

                             C O N F I D E N T I A L
                                      -15-


           [*]                                [*]            [*]             [*]
           [*]                                [*]            [*]             [*]


PROJECT [*] - DESK TOP SYNTHESIZER [*]


[*]. The Desk Top Synthesizer would [*]. In addition, the Desk Top Synthesizer shall [*]. An initial progress payment for Project [*] of [*] will be made upon acceptance by RDG of the Desk Top Synthesizer design and engineering drawings, which shall not be unreasonably withheld, conditioned or delayed. This Project [*] shall begin within [*] following the Effective Date hereof and the initial design drawing completion is anticipated to occur within [*] following Project [*] initiation.

The final payment of [*] will be made upon delivery to RDG of a Desk Top Synthesizer, which Desk Top Synthesizer shall have [*] and have [*], and obtaining the expected results, upon [*], with a test sample corresponding to the test Content with positive, negative and null controls. It is anticipated that the Project [*] completion will occur approximately [*] following Project [*] initiation.


PROJECT 4 -  TO BE DETERMINED BY DEVELOPMENT COMMITTEE


The Development Committee shall meet to determine the scope, nature and timing of Project 4 (or multiple projects) at a total budget of [*].


          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

Research & Development Agreement, Combimatrix                      June 18, 2001

                                                    C O N F I D E N T I A L
                                                              -16-


                                                            [*]
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     [*]         [*]     [*]      [*]           [*]         [*]     [*]       [*]            [*]          [*]      [*]      [*]
     [*]         [*]     [*]      [*]           [*]         [*]     [*]       [*]            [*]          [*]      [*]      [*]

[*]                                         [*]                 [*]                      [*]                   [*]  [*]     [*]
[*]                                         [*]                 [*]                      [*]                   [*]  [*]
[*]                                         [*]                 [*]      [*]             [*]                   [*]
[*]                                         [*]                 [*]                      [*]                   [*]
[*]                                         [*]                 [*]   [*]                [*]                   [*]
[*]                  [*]                    [*]                 [*]                      [*]                   [*]
[*]                  [*]                    [*]                 [*]                      [*]                   [*]
[*]                  [*]                    [*]                 [*]                      [*]                   [*]
[*]                  [*]                    [*]                 [*]   [*]     [*]        [*]                   [*]
[*]                  [*]                    [*]                 [*]                      [*]                   [*]
[*]                  [*]                    [*]                 [*]                      [*]                   [*]  [*]     [*]
[*]                  [*]   [*]    [*]       [*]                 [*]      [*]             [*]                   [*]

[*]                        [*]                                        [*]                                           [*]


     [*]         [*]     [*]      [*]           [*]         [*]     [*]       [*]
     [*]         [*]     [*]      [*]           [*]         [*]     [*]       [*]

[*]                  [*]                    [*]                 [*]
[*]                  [*]                    [*]                 [*]
[*]                  [*]                    [*]                 [*]
[*]                  [*]                    [*]                 [*]
[*]                  [*]                    [*]                 [*]
[*]                  [*]                    [*]                 [*]
[*]                  [*]                    [*]                 [*]
[*]                  [*]                    [*]                 [*]
[*]                  [*]                    [*]                 [*]
[*]                  [*]                    [*]                 [*]
[*]                  [*]                    [*]                 [*]
[*]                  [*]                    [*]                 [*]

[*]                                                                                [*]


                                  Confidential materials omitted and filed separately with the
                                Securities and Exchange Commission. Asterisks denote omissions.

Research & Development Agreement, Combimatrix                                                                     June 18, 2001